                                                                       Exhibit 4

                              American Legacy III

                       [Lincoln New York Logo & Letterhead]

                               ANNUITY CONTRACT

   Flexible Premium Deferred Variable Annuity or Variable and Fixed Annuity

                            Benefit Payment Options

                               Nonparticipating

The Lincoln Life & Annuity Company of New York (LL&A) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no contingent deferred sales charge will be deducted) by delivering or mailing it to the Servicing Office of LL&A at 1300 S. Clinton Street, P. O. Box 2348, Fort Wayne, Indiana 46801-2348. Upon cancellation, LL&A will return any Purchase Payments paid under the fixed portion of the Contract and/or the value of any payments made to the Variable Account on the appropriate Valuation Date as follows: If the contract is personally delivered to LL&A's Servicing Office or authorized representative, such Valuation Date will be the date of delivery. If the contract is mailed to LL&A's Servicing Office, such Valuation Date will be the date the contract is mailed.

All payments and values provided by this Contract, when based on investment experience of a separate account, are variable (the amount may increase or decrease) and are not guaranteed as to fixed dollar amount. See pages 5 and 10.

With a Sub-account charge of 1.40%, the smallest rate of investment return required to ensure that the dollar amount of variable annuity payments does not decrease is 5.40% for variable annuity options based on an assumed rate of return of 4% per year.

Signed for Lincoln Life & Annuity Company of New York at its Servicing Office.


/s/ Joanne B. Collins                       /s/ Kathleen A. Gorman
-----------------------                     -----------------------
    PRESIDENT                                   ASSISTANT SECRETARY


Form NY28618                                                                1/98

                               Table of Contents


Article                                                              Page
  1      Definitions...............................................  4

  2      Purchase Payments, Options and Benefits...................  5

  3      Annuity Payment Option Benefits........................... 10

  4      Beneficiary............................................... 12

  5      General Provisions........................................ 13

  6      Annuity Purchase Rates Under a Variable Payment Option.... 15

  7      Annuity Purchase Rates Under a Fixed Payment Option....... 16

  8      Guaranteed Values for Fixed Allocations................... 17








Form NY28618                                                              1/98

                                 CONTRACT DATA

                    Contact Number           XX-0123456

                         Annuitant           Abraham Lincoln

                      Age at Issue           35

                     Contract Date           April 1, 1989

          Initial Purchase Payment           $1,500.00

        Purchase Payment Frequency           Monthly

                     Maturity Date           April 1, 2044


Owner

Abraham Lincoln
Mary Lincoln
Todd Lincoln


Beneficiary Designation

BENEFICIARY INFORMATION AVAILABLE ON THE NEXT PAGE

VARIABLE ACCOUNT

There are currently [ten] Sub-accounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Sub-accounts, subject to limitations. The amounts allocated to each Sub-account will be invested at net asset value in the shares of one of the Funds of the American Variable Insurance Series (Series). The Funds are:

1.  [Growth Fund]

2.  [International Fund]

3.  [Global Growth Fund]

4.  [Growth-Income Fund]

5.  [Asset Allocation Fund]

6.  [High-Yield Bond Fund]

7.  [Bond Fund]

8.  [U.S. Government/AAA-Rated Securities Fund]

9.  [Cash Management Fund]

10. [Global Small Cap Fund]

11. [New World Fund]

See Section 2.03 for provisions governing any limitations, substitution or elimination of Funds.

Sub-Account Charges (as also noted on front page of this Contract):
Mortality and Expense Risk and Administrative Charge: 1.40% on an annual basis, or 1.25% on an annual basis in any period in which the Enhanced Guaranteed Minimum Death Benefit is not in effect, of the daily value of the Sub-account assets.


Form NY28618                       Page 3                            1/98

                       CONTINGENT DEFERRED SALES CHARGE

                Number of complete          CDSC as a percentage
                Contract Years that          of the surrendered
                a Purchase Payment              or withdrawn
                 has been invested           Purchase Payments

                     Less than
                      2 Years                       6%

                     At least
                      2 Years                       5%

                     At least
                      3 Years                       4%

                     At least
                      4 Years                       3%

                     At least
                      5 Years                       2%

                     At least
                      6 Years                       1%

                     At least
                     7+ Years                       0%

PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value. This will be deducted when incurred by LL&A or at another time of LL&A's choosing.


   BENEFICIARY INFORMATION

    BENEFICIARY NAME          RELATIONSHIP*        PRIMARY/CONTINGENT*     %*
    ----------------          ------------         ------------------     ----

    SUSAN A. JONES            DAUGHTER             P
    * Information
    Not Required






Form NY28618                           Page 3.1                            1/98

ARTICLE 1
DEFINITIONS

1.01
ACCOUNT or VARIABLE ACCOUNT - The segregated investment account into which Lincoln Life & Annuity Company of New York sets aside and invests the variable assets attributable to this Variable Annuity Contract.

1.02
ACCUMULATION UNIT - A unit of measure used to calculate the variable Contract Value during the accumulation period.

1.03
ANNUITANT - The person upon whose life the annuity benefit payments made after the Annuity Commencement Date will be based.

1.04
ANNUITY COMMENCEMENT DATE - The Valuation Date when the funds are withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

1.05
ANNUITY PAYMENT OPTION - An optional form of payment of the annuity provided for under this Contract.

1.06
ANNUITY UNIT - A unit of measure used after the Annuity Commencement Date to calculate the amount of variable annuity payments.

1.07
BENEFICIARY - The person or entity designated by the Owner to receive the Death Benefit, if any, payable upon the death of the Owner.

1.08
CODE - The Internal Revenue Code (IRC) of 1986, as amended.

1.09
CONTINGENT ANNUITANT - The person named by the Owner that may become the Annuitant in the event the Annuitant dies prior to the Annuity Commencement Date.

1.10
CONTINGENT DEFERRED SALES CHARGE (CDSC) - Charges assessed on premature surrender of the Contract, calculated according to the Contract provisions.

1.11
CONTRACT - The agreement, between LL&A and the Owner, providing a variable annuity.

1.12
CONTRACT VALUE - The sum of the values of all the Accumulation Units attributable to this Contract at a given time and the value of monies in the Fixed Account.

1.13
CONTRACT YEAR - The period from the anniversary of the date on your Contract Date page 3 to the anniversary of the Contract in the following year.

1.14
DEATH BENEFIT - The amount payable to the Owner's designated Beneficiary upon death of the Owner.

1.15
FUND - Underlying investment options available in the Series.

1.16
FIXED ACCOUNT - The fixed portion of this Contract which is invested in the general account of LL&A.

1.17
HOME OFFICE - The principal office of LL&A located at 120 Madison Street, Suite 1700, Syracuse, New York, 13202.

1.18
LL&A - Lincoln Life & Annuity Company of New York.

1.19
MATURITY DATE - The date specified on Page 3 of this Contract. The Maturity Date may not be deferred past the Annuitant's age 90.

1.20
OWNER - The individual or entity who exercises rights of ownership under this contract.

1.21
PURCHASE PAYMENTS - Amounts paid into this Contract.

1.22
QUALIFIED PLAN - A retirement plan qualified for special tax treatment under the Internal Revenue Code of 1986, as amended, including Sections 401, 403 and 408. All other plans are considered Non-Qualified.


Form NY28618                      Page 4                                 1/98

1.23

SERIES -- American Variable Insurance Series, the mutual fund into which Purchase Payments allocated to the Variable Account are invested.

1.24

SERVICING OFFICE -- The Servicing Office of LL&A is located at 1300 S. Clinton Street, P.O. Box 2348, Fort Wayne, Indiana 46801.

1.25

SUB-ACCOUNT -- That portion of the Variable Account which pertains to investments in the Accumulation Units and Annuity Units of a particular Fund.

1.26

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

1.27

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.28

VARIABLE ACCOUNT -- Lincoln Life & Annuity Variable Account H is a segregated investment account into which LL&A sets aside and invests the assets attributable to this variable annuity contract.

ARTICLE 2
PURCHASE PAYMENTS, OPTIONS,
AND BENEFITS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LL&A at its Servicing Office.

2.02 AMOUNT AND FREQUENCY

Purchase Payments are made in an amount and at the frequency shown on page 3. The Owner may change the frequency or amount of Purchase Payments subject to LL&A's rules described below. No Purchase Payments after the Initial Purchase Payment are required.

The minimum initial Purchase Payment is $1,500 for Non-Qualified Plans and $1,000 for Qualified Plans. The minimum annual amount of subsequent Purchase Payments is $300 for either Non-Qualified Plans or Qualified Plans. The minimum payment to the Contract at any one time must be at least $25.00 if transmitted electronically; otherwise the minimum amount is $100.00. LL&A reserves the right to limit aggregate Purchase Payments to $2 million.

Purchase Payments may be made until the earliest of the Annuity Commencement Date, the surrender of the Contract, Maturity Date or payment of any Death Benefit.

2.03 VARIABLE ACCOUNT

Purchase Payments under the Contract may be allocated to the Lincoln Life & Annuity Variable Annuity Account H (Variable Account) and/or to the Fixed Account of the Contract. The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LL&A's business. The Owner may direct Purchase Payments under the Contract to any of the available Sub-accounts subject to the following limitations. A minimum payment to any one Sub-account must be at least $20. If the Owner elects to direct Purchase Payments to a new Sub-account not previously selected, the election must be in writing to LL&A at its Servicing Office. The amounts allocated to each Sub-account will be invested at net asset value in the shares of one of the Funds of the American Variable Insurance Series (Series). The Funds are shown on Page 3 of the Contract.

LL&A reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund if the shares of a Fund are no longer available for investment, or, if in the judgment of LL&A, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LL&A may add a new Sub-account in order to invest the assets of the Variable Account into a Fund. LL&A shall give the Owner written notice of the elimination and substitution of any Fund within fifteen days after such substitution occurs. None of these changes shall take effect without the prior approval of the New York Superintendent of Insurance.

LL&A shall use each Purchase Payment allocated to the Variable Account by the Owner to buy Accumulation Units in the Sub-account(s) selected by the Owner. The number of Accumulation Units bought shall be determined by dividing the amount directed to the Sub-account by the dollar value of an Accumulation Unit in such Sub-account as of the point of the next valuation of such Sub-account immediately following receipt of the Purchase Payment at the Servicing Office of LL&A. The number of Accumulation Units held for the Variable Account of an Owner shall not be changed by any change in the dollar value of Accumulation Units in any Sub-account.

Form NY28618                       Page 5                                   1/98

2.04 VALUATION OF ACCUMULATION UNITS

The variable Contract Value of an Owner's Contract at any time prior to the Annuity Commencement Date equals the sum of the values of the Accumulation Units credited in the variable Account under the Contract.

The value of a Sub-account is the number of units in the Sub-account multiplied by the value of an Accumulation Unit in the sub-account.

Accumulation Units for each Sub-account are valued separately. The Accumulation Unit value for each Sub-account was or will be arbitrarily established at the inception of the Sub-account. Thereafter, the value of an Accumulation Unit in any Sub-account on any Valuation Date equals the value of an Accumulation Unit in that Sub-account as of the immediately preceding Valuation Date, multiplied by the "Net Investment Factor" of that Sub-account for the current Valuation Period.

The Net Investment Factor is an index which measures the Investment performance of a Sub-account from one Valuation Period to the next. The Net Investment Factor for any Sub-account for any Valuation Period is equal to (1) divided by
(2) and subtracting (3) from the result, where:

1.  Is the result of:

    a. the net asset value per share of the Fund held in the Sub-account, determined at the end of the current Valuation Date; plus

    b. the per share amount of any dividend or capital gain distribution made by the Fund in the Sub-account, if the "ex-dividend" date occurs during the Valuation Period; plus or minus

    c.  a per share charge or credit for any taxes reserved for;

2. Is the net asset value per share of the Fund held in the Sub-account, determined at the end of the prior Valuation Date;

3. is a daily factor representing the mortality and expense risk and administrative charge deducted from the Sub-account adjusted for the number of days in the Valuation Period. On an annual basis, this charge will not exceed 1.40%. For any period in which the Enhanced Guaranteed Minimum Death Benefit (see Section 2.12) is not in effect, this charge will not exceed 1.25% of an annual basis.

The Accumulation Unit value and Annuity Unit value may increase or decrease the dollar value of benefits under the Contract. The dollar value of benefits will not be adversely affected by expenses incurred by LL&A/

2.05 FIXED ALLOCATIONS

Purchase Payments under the contract may be allocated to the Variable Account and/or to the fixed account of the Contract. A minimum allocation to the Fixed Account must be at least $20.

2.06 CREDITING OF INTEREST ON FIXED ALLOCATIONS

Interest shall be credited daily on all Purchase Payments that are allocated to the Fixed Account of this Contract.

Prior to: the Maturity Date; the Annuity Commencement Date; payment of any Death Benefit; or surrender of this Contract; whichever occurs first, LL&A guarantees that it will credit interest on fixed allocations at an effective annual rate not less than 3.0% during all years. A table of guaranteed values for the fixed allocations may be found in Article 8.

LL&A may credit interest at rates in excess of the guaranteed rates at any time.

2.07 AUTOMATIC NONFORFEITURE OPTION

In the event that Purchase Payments are stopped, this Contract will continue as a paid-up Contract until the earlier of; the Maturity Date, surrender of the Contract, payment of any Death Benefit, or the Annuity Commencement Date. Purchase Payments may be resumed at any time prior to: the Maturity Date, surrender of the Contract, payment of any Death Benefit, or the Annuity Commencement Date. LL&A reserves the right to surrender this Contract for its Contract Value in the event that Purchase Payments have stopped for a period of three full years, and the Contract Value is less than $2,000. By payment of the Contract Value, LL&A shall be relieved of any further obligation under this Contract.

2.08 TRANSFERS

Prior to the earlier of; the Maturity Date; surrender of the Contract; payment of any Death Benefit; or the Annuity Commencement Date, the Owner may direct a transfer of assets from one Sub-account to another Sub-account or to the Fixed Account of the Contract. The Owner may also direct a transfer of assets from the Fixed Account of the Contract to one or more Sub-accounts of the Variable Account, subject to the limitations described below. Such a transfer request must be in writing to LL&A at its Servicing Office. Amounts transferred to the Sub-account(s) will purchase Accumulation Units as described in Section 2.03.

A transfer will result in the purchase of Accumulation Units in one Sub-account and the redemption of Accumulation Units in the other Sub-account. Such a transfer will be accomplished at relative Accumulation Unit values as of the Valuation Date the transfer

Form NY28618                         Page 6                                 1/98
request is received. The valuation of Accumulation Units is described in Section 2.04.

LL&A reserves the right to impose a charge in the future for transfers between Sub-accounts. This charge will not exceed $50 per transfer.

The minimum transfer amount is $300 or the entire amount in the Sub-account/Fixed Account, whichever is less. If, after the transfer, the amount remaining under this Contract in the Sub-account/Fixed Account from which the transfer is taken is less than $300, the entire amount held in that Sub-account/Fixed Account will be transferred with the transfer amount.

For transfers between Sub-accounts and from the Sub-account(s) to the Fixed Account of the Contract, there are no restrictions on the maximum amount which may be transferred. For transfers from the Fixed Account of the Contract to the Variable Account, the sum of the percentages of fixed value transferred will be limited to 25% in any 12 month period.


2.09 WITHDRAWAL OPTION


The Owner may withdraw a part of the surrender value of this Contract, subject to the charges outlined under Surrender Option (see Section 2.10). The first four partial withdrawals of Contract Value during a Contract Year will be free of Contingent Deferred Sales Charges to the extent that the sum of the percentages of the Contract Value withdrawn, where the percentages are based upon the Contract Value at the time of the current withdrawal, does not exceed 10%. This 10% withdrawal exemption from CDSC does not apply to a surrender of a Contract. Withdrawals will be treated as "first in-first out (FIFO)" for purposes of calculating the Contingent Deferred Sales Charge (see Section 2.11). Withdrawal will be effective on the Valuation Date on which LL&A receives a written request at its Servicing Office.

The remaining value will be subject to the charges as provided under Surrender Option (see Section 2.10). The request should specify from which sub-account the withdrawal will be made. If no Sub-account is specified, LL&A will withdraw, on a pro-rata basis from each Sub-account, the amount requested.

Any cash payment will be mailed from LL&A's Servicing Office within seven days after the date of withdrawal; however, LL&A may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request for withdrawal is received in the Servicing Office. The previous sentence will only apply to any payments from the Variable Account of the Owner. Any payments made from the Fixed Account of the Owner can be deferred for a period not to exceed six months after a request is received.

For purposes of this Section, the Fixed Account of the Contract is considered a Sub-account.

The Withdrawal Option is not available after the Annuity Commencement Date.

The minimum withdrawal is $300. LL&A reserves the right to surrender this Contract for its Contract Value if any withdrawal reduces the Contract Value to less than $2,000, and Purchase Payments have stopped for a period of three full years. By payment of the Contract Value, LL&A shall be relieved of any further obligation under this Contract.


2.10 SURRENDER OPTION


The Owner may surrender this Contract for its surrender value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which LL&A receives a written request at its Servicing Office. The surrender value will be the total Contract Value on the Valuation Date, less a Contingent Deferred Sales Charge.

Any cash payment will be mailed from LL&A's Servicing Office within seven days after the date of withdrawal; however, LL&A may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request for withdrawal is received in its Servicing Office. The previous sentence will only apply to any payments from the Variable Account of the Owner. Any payments made from the Fixed Account of the Owner can be deferred for a period not to exceed six months after a request is received.

The Surrender Option is not available after the Annuity Commencement Date.


2.11 CONTINGENT DEFERRED SALES CHARGE


The Contingent Deferred Sales Charge (CDSC) is calculated separately for each Contract Year's Purchase Payments to which a charge applies. Charges are applied as follows:


                Number of complete                    CDSC as a percentage
                Contract Years that                    of the surrendered
                a Purchase Payment                        or withdrawn
                has been invested                       Purchase Payments

                   Less than
                    2 Years                                    6%

                    At least
                    2 Years                                    5%

                    At least
                    3 Years                                    4%

                    At least
                    4 Years                                    3%

                    At least
                    5 Years                                    2%

                    At least
                    6 Years                                    1%

                    At least
                    7+ Years                                   0%


Form NY28618                        Page 7                                  1/98

A CDSC will be waived under certain circumstances (see Section 2.14 for details).

For purposes of calculating CDSC, LL&A assumes that Purchase Payments are withdrawn on a "first in-first out (FIFO)" basis, and that all Purchase Payments are withdrawn before any earnings are withdrawn.

2.12 DEATH BENEFITS

Before the Annuity Commencement Date

Etitlement

Upon the death of the Owner LL&A will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the designated Beneficiary may elect to continue the Contract as the new Owner in lieu of receiving the Death Benefit. If there are no designated Beneficiaries, LL&A will pay a Death Benefit to the Owner's estate. Upon the death of the designated spousal Beneficiary who continues the Contract as the new Owner, LL&A will pay a Death Benefit to the designated Beneficiary(s) named by the spouse as new Owner.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner. The EGMDB, if applicable, will apply on the death of the Annuitant only in this situation. (See Determination of Amounts.)

The Death Benefit will be paid if LL&A is in receipt of the following at its Servicing Office: (1) proof, satisfactory to LL&A, of the death; (2) written authorization for payment; and (3) all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of the statement of death from the attending physician, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LL&A.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, no payment of Death Benefits provided under the Contract will be allowed that does not satisfy the requirements of Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts

This Contract provides a Death Benefit equal to an Enhanced Guaranteed Minimum Death Benefit (EGMDB) or the Guarantee of Principal.

The EGMDB is equal to the greater of:

a. the current Contract Value as of the date on which the death claim is approved by LL&A for payment;
    or
b. the highest Contract Value at the time of Fund valuation on any policy anniversary date (including the inception date) on ages up to, and including, the Owner's age 75. The highest Contract Value is increased by Purchase Payments and is decreased by partial withdrawals, partial annuitizations, and premium tax made, effected, or incurred subsequent to such anniversary date on which the highest Contract Value is obtained.

The Guarantee of Principal is equal to the greater of:

a. the current Contract Value as of the date on which the death claim is approved by LL&A for payment;
    or
b. the sum of all Purchase Payments minus withdrawals, partial annuitizations, and premium tax incurred.

The EDMDB will not be in effect if this Contract is issued to an Owner with an attained age of 75 or greater at issue. Under these circumstances, there will be no EGMDB provided and the Death Benefit is equal to the Guarantee of Principal.

If the designated Beneficiary, as the surviving spouse of the deceased Owner, continues the Contract as the new Owner in lieu of receiving the Death Benefit, then upon the death of the new Owner this Contract will provide a Death Benefit of an EGMDB, if still in effect.

At any time prior to the Annuity Commencement Date, an Owner may choose to terminate the EGMDB by giving written notice to LL&A at its Servicing Office, and will then have no EGMDB. The EGMDB will terminate on the next Valuation Date following receipt of the written notice in the LL&A Servicing Office and the Death Benefit will then be the Guarantee of Principal. Termination of the EGMDB by the Owner will be permanent and final.

Payment of Amounts

The Death Benefit payable on the death of the Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

b. the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not

Form NY28618                        Page 8                                  1/98
later than one year after the Owner's date of death.

If a lump sum settlement from the Variable Account is elected, the proceeds will be mailed within seven days of approval by LL&A of the claim. Payments from the Variable Account may be postponed as permitted by the Investment Company Act of 1940, Payments from the Fixed Account may be deferred for a period not to exceed six months.

On or After the Annuity Commencement Date

If the Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. All of the Owner's rights granted by the Contract will pass to the Beneficiary.

If there is no named Beneficiary at the time of the Owner's death, then the Owner's rights will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining annuity benefit payments will continue to the Owner's estate.

2.13 DEATH OF ANNUITANT

Before the Annuity Commencement Date

If the Annuitant is also the Owner and dies, then the Death Benefit will be paid in accordance with the Death Benefit provisions in the event of the death of the Owner. If the designated Beneficiary is the surviving spouse, and the surviving spouse elects to continue the Contract in lieu of receiving the Death Benefit, then the Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant is named, the surviving spouse will become the Annuitant. If the spouse is the designated Beneficiary and choses not to continue the Contract, or if the spouse is not the designated Beneficiary, the Contingent Annuitant will have no rights under the Contract.

If an Annuitant who is not the Owner dies, then the Contingent Annuitant, if any, becomes the Annuitant. If no Contingent Annuitant is named, the Owner becomes the Annuitant.

On or After the Annuity Commencement Date

On receipt of due proof of death, as described in Section 2.12, of the Annuitant or both Joint Annuitants, any remaining annuity benefit payments under the Annuity Payment Option will be paid to the Owner if living; otherwise, to the Beneficiary. If there is no Beneficiary, any remaining benefit payments will continue to the Annuitant's estate.

2.14 WAIVER OF CONTINGENT DEFERRED SALES
     CHARGES

A surrender of this Contract or withdrawal of Contract Value prior to the Annuity Commencement Date may be subject to a Contingent Deferred Sales Charge as described in Sections 2.09 and 2.10, except that such charges do not apply to: (1) the first four withdrawals of Contract Value during a Contract Year to the extent that the sum of the percentages of the Contract Value withdrawn by the first four withdrawals, where the percentages are based on the Contract Value at the time of the current withdrawal, does not exceed 10% (this 10% withdrawal exemption from CDSC does not apply to a surrender of a Contract); (2) a surrender of the Contract as a result of "permanent and total disability" of the Owner that prevents the Owner from engaging in any occupation for remuneration or profit and which has existed continuously for a period of 12 months and begins prior to the 65th birthday of the Owner provided that written proof of total disability is sent to LL&A at its Servicing Office; (3) a surrender of the Contract as a result of the death of the Owner; (4) annuitization.

The Contingent Deferred Sales Charge will only be waived if LL&A is in receipt of proof, satisfactory to LL&A, of the exception.

If a non-natural person is the Owner of the Contract, the Annuitant will be considered the Owner of the Contract for purposes of this Section 2.14.

2.15 STATE STATUTES

Any benefits paid under this Contract for surrender, withdrawal, or death will not be less than the minimum benefits required by any statute of the state in which this Contract is delivered.

2.16 DOLLAR COST AVERAGING PROGRAM

During the lifetime of the Annuitant, the Owner may elect a dollar cost averaging program by selecting it on the application or by filing a written request in a form acceptable to LL&A at its Servicing Office. Dollar cost averaging is the transferring of a designated amount from one of the holding accounts (Cash Management, U.S. Government/AAA-Rated Securities, or the DCA Fixed Account) to another Sub-account(s) within the Contract on a monthly basis. If a dollar cost averaging program is elected, the following provisions apply:

 .  Only one dollar cost averaging program may exist at any time.

 .  An Owner currently participating in the cross reinvestment program (See
   Section 2.17) may not participate in the dollar cost averaging program.

Form NY28618                      Page 9                                   1/98

 . The minimum balance in the holding account to establish a dollar cost average program is $10,000.

 . Any time frame between 6 to 60 months may be selected for the dollar cost average program.

 . The Sub-account selected as the holding account may not be a receiving Sub-account. Once selected, the holding account cannot be changed unless a new program is started.

 . Statements will be sent to the Owner confirming each dollar cost averaging transfer.

 . A new program does not need to be started if the Owner is changing the receiving Sub-account(s), or the amounts or percentages to be transferred to the receiving Sub-account(s), as long as new money is not being added to the program.

 . If additional money is added to the Contract to be dollar cost averaged or changing the time frame, a new program must be started. Purchase Payments to the holding account will not automatically be added to the dollar cost averaging program. Instructions must accompany these additional Purchase Payments.

 . The dollar cost averaging program will be cancelled prematurely if the value of the holding account drops below the amount required for the transfer.

 . The dollar cost averaging program will continue for the specified duration, or until the Owner terminates the program by sending LL&A, at its Servicing Office, written notice of such termination.

 . The Owner may establish or change a dollar cost averaging program by sending written notice, in a form acceptable to LL&A, at its Servicing Office.

2.17 CROSS REINVESTMENT PROGRAM

During the lifetime of the Annuitant, the Owner may elect a cross reinvestment program by filing a written request, in a form acceptable to LL&A, at its Servicing Office. A cross reinvestment program is the transferring, at a designated frequency (monthly, quarterly, semi-annually or annually), of a Sub-account value that exceeds a designated baseline amount selected by the Owner, from the Fixed Account or any of the Variable Sub-accounts ("originating Sub-account") to other investment options within the Contract. If a cross reinvestment program is elected, the following provisions apply:

 .  Only one cross reinvestment program may exist at any time.

 .  Cross reinvestment is not available to those currently participating in:
   .  Dollar cost averaging,
   .  Automatic withdrawal service,
   .  Automatic bank draft deposit,
   .  Automatic clearinghouse deposit.

 .  The minimum baseline amount in the originating Sub-account is $10,000.

 .  The minimum amount that can be transferred is $50.

 . At the selected frequency, any Sub-account Value that exceeds the baseline amount by $50 or more will automatically be transferred to one or more specified Sub-accounts.

 . Transfers will occur on the 20th of the month. If the stock market is closed on that day, the transfer will occur on the next business day. In order to be effective by the 20th, a request to establish, change or terminate a cross reinvestment program must be received by LL&A at its Servicing Office by the 15th of the month.

 .  Statements will be sent to the Owner confirming each transaction.

 . The cross reinvestment program will continue until the Owner authorizes LL&A to terminate the program.

 . The Owner may establish, change or terminate the cross reinvestment program by sending written notice, in a form acceptable to LL&A, to its Servicing Office.

 .  The baseline amount selected will be increased by any additional Purchase
   Payments or transfers into the specified originating Sub-account.

ARTICLE 3
ANNUITY PAYMENT OPTION
BENEFITS

3.01 ANNUITY PAYMENTS

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date.

If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years. If no election is made, the value of the Owner's Variable Account shall be used to provide a variable annuity payment, and the value of the Owner's Fixed Account shall be used to provide a fixed annuity payment.

Form NY28618                      Page 10                                  1/98

The Maturity Date is set forth on Page 3. Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. However, the Maturity Date may not be deferred past the Annuitant's age 90. Purchase Payments may be made until the new Maturity Date.

3.02 CHOICE OF ANNUITY PAYMENT OPTION

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. For a 100% fixed annuity payment, the Annuity Commencement Date must be at least thirty days prior to the time annuity payments are to begin.

By Beneficiary

At the time proceeds are payable to a Beneficiary, a Beneficiary may choose or change any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) if proceeds are available to the Beneficiary in a lump sum. The Beneficiary then becomes the Annuitant.

A choice or change must be in writing to LL&A at its Servicing Office.

After the Annuity Commencement Date, the Annuity Payment Option may not be changed.

3.03 ANNUITY PAYMENT OPTIONS

a. Life Annuity / Life Annuity with Guaranteed Period -- Payments will be made for the lifetime of the Annuitant with no certain period, or life and a 10 year certain period, or life and a 20 year certain period.

b. Unit Refund Life Annuity -- Payments will be made for the lifetime of the Annuitant with the guarantee that upon death a payment will be made of the value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit Value at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each payment and the number of payments paid prior to death.

c. Joint Life Annuity / Joint Life Annuity with Guaranteed Period -- Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments will be made for life with no certain period, or life and a 10 year certain period, or life and a 20 year certain period. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

d.  Other options may be available as agreed upon in writing by LL&A.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the total Contract Value applied to provide a variable annuity payment, a fixed annuity payment, or a combination fixed and variable annuity payment. If no election is made, the value of the Owner's Variable Account shall be used to provide a variable annuity payment, and the value of the Owner's Fixed Account shall be used to provide a fixed annuity payment.

At the time annuity payments commence, they will not be less than those that would be provided by a specific amount for any single premium immediate annuity contract offered by LL&A at the time to the same class of annuitants. The specific amount is the greater of the surrender value or 95% of the accumulation value.

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. The Contract Value and Annuity Unit value used to effect benefit payments will be calculated as of the Annuity Commencement Date.

Article 6 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment under a variable annuity payment option. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shows in Article 6 use an individual Annuity Mortality Table on file with the New York Superintendent of Insurance, with an assumed rate of return of 4% per year.

Article 7 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments under a fixed annuity payment option. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown in Article 7 use an individual Annuity Mortality Table on file with the New York Superintendent of Insurance, with an interest rate of 2.75% per year.

The minimum payment amounts shown for Joint and Survivor Annuities under both
Article 6 and 7 are for Joint Ages; that is, for a male and a female both of the same age. Minimum payment amounts for other age and sex combinations on Joint and Survivor Annuities are available, but are not illustrated in Article 6 and
Article 7.

Form NY28618                       Page 11                                 1/98

3.04 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity payment is sub-divided into components each of which represents the product of: (a) the percentage elected by the Contract Owner of a specific Sub-account the performance of which will determine future variable annuity payments, and (b) the entire first variable annuity payment. Each variable annuity payment after the first payment attributable to a specific Sub-account will be determined by multiplying the Annuity Unit value for that Sub-account for the date each payment is due by a constant number of Annuity Units. This constant number for each specific Sub-account is determined by dividing the component of the first payment attributable to such Sub-account as described above by the Annuity Unit value for that Sub-account on the Annuity Commencement Date. The total variable annuity payment will be the sum of the payments attributable to each Sub-account.

The Annuity Unit value for any Valuation Period for any Sub-account is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.9998926 raised to a power equal to the number of days in the current Valuation Period and (b) the Net Investment Factor of the Sub-account for the Valuation Period for which the Annuity Unit value is being determined.

The valuation of all assets in the Sub-account shall be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LL&A of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Owner and any Beneficiary.

LL&A guarantees that the dollar amount of each installment after the first shall not be affected by variations in mortality experience from mortality assumptions on which the first installment is based nor by expenses actually incurred, other than taxes on investment income.

After the Annuity Commencement Date, if any portion of the annuity payment is a variable annuity payment, the Owner may direct a transfer of assets from one Sub-account to another Sub-account or to a fixed annuity payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity payment to a variable annuity payment.

A transfer from one Sub-account to another Sub-account will result in the purchase of Annuity Units in one Sub-account and the redemption of Annuity Units in the other Sub-account. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the transfer request is received. The valuation of Annuity Units is described above.

A transfer from one Sub-account to a fixed annuity payment will result in the redemption of Annuity Units in one Sub-account and the purchase of a minimum fixed annuity payment based on the tables in Article 7.

3.05 PROOF OF AGE

Payment will be subject to proof of age that LL&A will accept such as a certified copy of a birth certificate.

3.06 MINIMUM ANNUITY PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in payments of less than $50 per Sub-account, the frequency will be changed so that payments will be at least $50.

For the purposes of this Section, the fixed annuity payment of the Contract is considered a Sub-account.

3.07 EVIDENCE OF SURVIVAL

LL&A has the right to ask for proof that the person on whose life the payment is based is alive when each payment is due.

3.08 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

ARTICLE 4
BENEFICIARY

4.01 DESIGNATION

The Owner may designate a Beneficiary(s). The designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the Owner.

Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary they are presumed to share equally.

4.02 CHANGE

The Owner may change any Beneficiary unless otherwise provided in the previous designation.

A change of Beneficiary will revoke any previous designation.

A change may be made by filing a written request, in a form acceptable to LL&A, at its Servicing Office. The change will become effective upon receipt of the written request by LL&A at its Servicing Office.

LL&A reserves the right to request the Contract for endorsement of the change.

Form NY28618                       Page 12                                  1/98

4.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a Contingent Beneficiary(s), if any. Prior to the Annuity Commencement Date, if no Beneficiary or Contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Once a Beneficiary is entitled to Death Benefits or other payments, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. This designation must be made to the LL&A Servicing Office.

ARTICLE 5
GENERAL PROVISIONS

5.01 THE CONTRACT

The Contract, and any riders attached, together with the application therefor if a copy of such application is attached to the Contract when issued, constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LL&A has the power, on behalf of LL&A, to change, modify, or waive any provisions of this Contract.

LL&A reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law, subject to the prior approval of the Insurance Department where the Contract was delivered.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

5.02 OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

Prior to the Annuity Commencement Date, the Owner has the right to change the Annuitant at any time by notifying LL&A in writing of the change. The Annuitant may not be changed in a Contract owned by a non-natural person. The Owner may also name a Contingent Annuitant by notifying LL&A in writing.

The Contingent Annuitant designation is no longer applicable after the Annuity Commencement Date.

5.03 ASSIGNMENTS

During the lifetime of the Annuitant, this Contract may be assigned. LL&A will not be bound by any assignment unless it is received in writing at LL&A's Servicing Office in a form acceptable to LL&A. The effective date of the assignment will be the date it is received by LL&A. LL&A will not be responsible for the validity of any assignment.

5.04 INCONTESTABILITY

This Contract will not be contested by LL&A.

5.05 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LL&A shall be made up immediately and any overpayments already made up by LL&A shall be charged against the annuity payments falling due after the correction is made. Any amounts so paid or charged will be adjusted based on an interest rate of 6% per annum.

5.06 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LL&A.

5.07 VOTING RIGHTS

The Owner shall have a right to vote at the meetings of the Series. Ownership of this Contract shall not entitle any person to vote at any meeting of shareholders of LL&A. Votes attributable to the Contract shall be cast in conformity with applicable law.

5.08 OWNERSHIP OF THE ASSETS

LL&A shall have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

5.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Contract Year LL&A shall mail a retort to the Owner. The report shall be mailed to the last address known to LL&A. The report shall include a statement of the number of Accumulation Units credited to the Variable Account under this Contract and the dollar value of such units as well as a statement of the value of the Fixed Account of this Contract. The report will also include the total account value, the cash surrender value and the Death Benefit. The information in the report shall be as of a date not more than two months prior to the date of mailing the report. LL&A shall also mail to the

Form NY28618                       Page 13                                  1/98

Owner at least once in every Contract Year a report of the investments held in the Sub-accounts under this Contract.

5.10 PREMIUM TAX

State and local government premium tax. If applicable, will be deducted from Purchase Payments or Contract Value. This will be deducted when incurred by LL&A or at another time of LL&A's choosing.

5.11 MAXIMUM ISSUE AGE

This Contract will not be issued to Owners over the age of 85.

Form NY28618                        Page 14                                 1/98

                                   ARTICLE 6
            ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

--------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES

-----------------------------------------------------------------------------------------
          No Period Certain    120 Months Certain   240 Months Certain     Cash Refund
 Age      Male       Female     Male       Female    Male     Female     Male      Female
-----------------------------------------------------------------------------------------
  60      $5.29      $4.78     $5.18       $4.73     $4.83     $4.56     $4.88      $4.56
  61       5.41       4.87      5.28        4.81      4.89      4.63      4.96       4.63
  62       5.54       4.97      5.39        4.90      4.95      4.69      5.05       4.71
  63       5.68       5.07      5.50        5.00      5.01      4.75      5.14       4.78
  64       5.82       5.19      5.63        5.10      5.06      4.82      5.23       4.87

  65       5.98       5.30      5.75        5.21      5.12      4.88      5.32       4.95
  66       6.15       5.43      5.88        5.32      5.17      4.95      5.42       5.04
  67       6.33       5.57      6.02        5.44      5.22      5.01      5.53       5.14
  68       6.53       5.72      6.16        5.56      5.27      5.08      5.64       5.24
  69       6.74       5.88      6.31        5.70      5.32      5.14      5.75       5.34

  70       6.96       6.05      6.46        5.84      5.36      5.20      5.87       5.46
  71       7.19       6.23      6.61        5.99      5.40      5.26      5.99       5.57
  72       7.44       6.44      6.77        6.14      5.44      5.31      6.12       5.69
  73       7.71       6.66      6.93        6.30      5.47      5.36      6.25       5.82
  74       7.99       6.89      7.09        6.47      5.50      5.40      6.39       5.96
  75       8.30       7.15      7.25        6.65      5.53      5.44      6.53       6.10
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
-----------------------------------------------------------------------------------------
      Joint and Full to Survivor                       Joint and Two-Thirds Survivor
-----------------------------------------------------------------------------------------
           Certain Period                                     Certain Period
-----------------------------------------------------------------------------------------
                                        Joint
 None           120          240         Age        None           120             240
-----------------------------------------------------------------------------------------
 $4.37         $4.37        $4.34        60        $4.78          $4.74           $4.57
  4.44          4.44         4.40        61         4.88           4.82            4.63
  4.52          4.51         4.46        62         4.97           4.91            4.69
  4.60          4.59         4.53        63         5.08           5.00            4.76
  4.68          4.68         4.60        64         5.19           5.10            4.82

  4.77          4.77         4.67        65         5.31           5.21            4.88
  4.87          4.86         4.74        66         5.44           5.32            4.95
  4.98          4.96         4.82        67         5.57           5.44            5.01
  5.09          5.07         4.89        68         5.72           5.56            5.08
  5.21          5.19         4.96        69         5.87           5.69            5.14

  5.34          5.31         5.04        70         6.04           5.83            5.20
  5.47          5.44         5.11        71         6.22           5.97            5.25
  5.62          5.58         5.18        72         6.42           6.12            5.31
  5.78          5.73         5.24        73         6.62           6.28            5.36
  5.96          5.88         5.30        74         6.85           6.44            5.40
  6.14          6.05         5.36        75         7.09           6.61            5.44
-----------------------------------------------------------------------------------------

Age Adjustment Table

 Year of Birth          Adjustment to Age          Year of Birth          Adjustment to Age
 -------------          -----------------          -------------          -----------------
 Before 1920                   +2                    1970-1979                   -4
  1920-1929                    +1                    1980-1989                   -5
  1930-1939                     0                    1990-1999                   -6
  1940-1949                    -1                    2000-2009                   -7
  1950-1959                    -2                    2010-2019                   -8
  1960-1969                    -3                    After 2019                  -9

Form NY28618                         Page 15                                1/98

                                   ARTICLE 7
              ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

--------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------

        No Period Certain    120 Months Certain    240 Months Certain      Cash Refund
 Age     Male     Female       Male    Female       Male     Female      Male    Female
-----------------------------------------------------------------------------------------
  60     $4.91     $4.37       $4.81   $4.33        $4.47    $4.17       $4.47    $4.13
  61      5.03      4.47        4.92    4.42         4.53     4.24        4.56     4.21
  62      5.17      4.58        5.04    4.52         4.60     4.31        4.65     4.29
  63      5.32      4.69        5.16    4.62         4.67     4.38        4.75     4.38
  64      5.48      4.81        5.30    4.73         4.73     4.46        4.85     4.46

  65      5.64      4.94        5.43    4.85         4.80     4.53        4.95     4.56
  66      5.82      5.08        5.58    4.97         4.86     4.61        5.06     4.66
  67      6.01      5.22        5.72    5.10         4.92     4.68        5.18     4.76
  68      6.22      5.38        5.88    5.24         4.97     4.75        5.30     4.87
  69      6.44      5.55        6.04    5.39         5.03     4.82        5.43     4.98

  70      6.68      5.73        6.20    5.54         5.08     4.89        5.56     5.11
  71      6.92      5.93        6.37    5.70         5.12     4.95        5.70     5.23
  72      7.18      6.14        6.54    5.87         5.16     5.02        5.84     5.37
  73      7.47      6.38        6.72    6.04         5.20     5.07        6.00     5.51
  74      7.77      6.63        6.90    6.23         5.23     5.12        6.16     5.66
  75      8.09      6.90        7.08    6.42         5.26     5.17        6.32     5.82
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
   Joint and Full to Survivor                     Joint and Two-Thirds Survivor
--------------------------------------------------------------------------------
         Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
 None         120         240        Age         None         120          240
--------------------------------------------------------------------------------
 $3.96       $3.95       $3.98        60        $4.38        $4.34        $4.22
  4.03        4.08        4.05        61         4.48         4.47         4.29
  4.12        4.16        4.12        62         4.58         4.57         4.36
  4.21        4.25        4.19        63         4.69         4.67         4.43
  4.30        4.34        4.26        64         4.81         4.78         4.50

  4.40        4.43        4.34        65         4.94         4.89         4.57
  4.51        4.54        4.42        66         5.08         5.01         4.64
  4.62        4.64        4.50        67         5.22         5.13         4.71
  4.74        4.76        4.58        68         5.38         5.27         4.78
  4.87        4.88        4.66        69         5.55         5.41         4.85

  5.01        5.01        4.74        70         5.73         5.55         4.91
  5.16        5.15        4.82        71         5.92         5.70         4.98
  5.32        5.30        4.89        72         6.12         5.86         5.03
  5.49        5.45        4.96        73         6.34         6.03         5.09
  5.68        5.62        5.03        74         6.58         6.20         5.14
  5.88        5.79        5.09        75         6.84         6.38         5.18
--------------------------------------------------------------------------------

Age Adjustment Table

 Year of Birth      Adjustment to Age       Year of Birth      Adjustment to Age
 -------------      -----------------       -------------      -----------------
 Before 1920               +2                 1970-1979               -4
  1920-1929                +1                 1980-1989               -5
  1930-1939                 0                 1990-1999               -6
  1940-1949                -1                 2000-2009               -7
  1950-1959                -2                 2010-2019               -8
  1960-1969                -3                 After 2019              -9

Form NY28618                         Page 16                                1/98

                                   ARTICLE 8
              GUARANTEED ACCUMULATED VALUES AND SURRENDER VALUES
                            FOR FIXED ALLOCATIONS*

---------------------------------             ----------------------------------
   $1,000 Annual Contribution                     $100 Monthly Contribution
---------------------------------             ----------------------------------
         Guaranteed    Guaranteed                      Guaranteed    Guaranteed
End of   Accumulated   Surrender              End of   Accumulated    Surrender
 Year       Value        Value                 Year       Value         Value
---------------------------------             ----------------------------------
  1      $  1,030.00   $   970.00               1      $  1,219.41   $  1,147.41
  2         2,090.90     1,970.90               2         2,475.41      2,331.41
  3         3,183.63     3,013.63               3         3,769.08      3,565.08
  4         4,308.14     4,099.14               4         5,101.56      4,849.56
  5         5,468.41     5,228.41               5         6,474.02      6,186.02
  6         6,662.46     6,402.46               6         7,887.66      7,575.66
  7         7,892.34     7,622.34               7         9,343.70      9,019.70
  8         9,159.11     8,889.11               8        10,843.42     10,519.42
  9        10,463.88    10,193.88               9        12,388.14     12,064.14
  10       11,807.80    11,537.80               10       13,979.19     13,655.19
  11       13,192.03    12,922.03               11       15,617.98     15,293.98
  12       14,617.79    14,347.79               12       17,305.93     16,981.93
  13       16,086.32    15,816.32               13       19,044.52     18,720.52
  14       17,598.91    17,328.91               14       20,835.27     20,511.27
  15       19,156.88    18,886.88               15       22,679.74     22,355.74
  16       20,761.59    20,491.59               16       24,579.54     24,255.54
  17       22,414.44    22,144.44               17       26,536.34     26,212.34
  18       24,116.87    23,846.87               18       28,551.84     28,227.84
  19       25,870.37    25,600.37               19       30,627.81     30,303.81
  20       27,676.49    27,406.49               20       32,766.06     32,442.06
  21       29,536.78    29,266.78               21       34,968.45     34,644.45
  22       31,452.88    31,182.88               22       37,236.91     36,912.91
  23       33,426.47    33,156.47               23       39,573.43     39,249.43
  24       35,459.26    35,189.26               24       41,980.05     41,656.05
  25       37,553.04    37,283.04               25       44,458.86     44,134.86
  26       39,709.63    39,439.63               26       47,012.04     46,688.04
  27       41,930.92    41,660.92               27       49,641.81     49,317.81
  28       44,218.85    43,948.85               28       52,350.48     52,026.48
  29       46,575.42    46,305.42               29       55,140.41     54,816.41
  30       49,002.68    48,732.68               30       58,014.03     57,690.03
  31       51,502.76    51,232.76               31       60,973.86     60,649.86
  32       54,077.84    53,807.84               32       64,022.49     63,698.49
  33       56,730.18    56,460.18               33       67,162.58     66,838.58
  34       59,462.08    59,192.08               34       70,396.87     70,072.87
  35       62,275.94    62,005.94               35       73,728.18     73,404.18
  36       65,174.22    64,904.22               36       77,159.44     76,835.44
  37       68,159.45    67,889.45               37       80,693.64     80,369.64
  38       71,234.23    70,964.23               38       84,333.86     84,009.86
  39       74,401.26    74,131.26               39       88,083.29     87,759.29
  40       77,663.30    77,393.30               40       91,945.20     91,621.20
  41       81,023.20    80,753.20               41       95,922.96     95,598.96
  42       84,483.89    84,213.89               42      100,020.07     99,696.07
  43       88,048.41    87,778.41               43      104,240.08    103,916.08
  44       91,719.86    91,449.86               44      108,586.69    108,262.69
  45       95,501.46    95,231.46               45      113,063.71    112,739.71
---------------------------------             ----------------------------------

* Guaranteed Values are based on the guaranteed interest rate of 3.0%. Guaranteed Accumulated Values and Guaranteed Surrender Values may be more or less than shown in the table because of the variable of the day of receipt of the Purchase Payment at the Servicing Office from period to period and the crediting of interest to the Annuitant's account on a daily basis. Values shown are based upon contributions equally spaced with interest occurring at the beginning of the year. These values do not provide for premium tax, if any.


Form NY28618                        Page 17                                 1/98

                                    ANNUITY
                                   CONTRACT

            Deferred Variable Annuity or Variable and Fixed Annuity

                            Benefit Payment Options

                               Nonparticipating



                     If you have any questions concerning
                            this Contract, please
                              contact your LL&A
                representative or the Servicing Office of LL&A.



                            LINCOLN LIFE & ANNUITY
                              COMPANY OF NEW YORK

                              120 Madison Street
                                  Suite 1700
                           Syracuse, New York 13202

                                 800-893-7168

                               Servicing Office:
                            1300 S. Clinton Street
                                 P.O. Box 2348
                           Fort Wayne, IN 46801-2348

                                [800-942-5500]


Form NY28618                                                                1/98

                            IRA CONTRACT AMENDMENT

                  Made a part of the Contract to which it is
                          attached ("this Contract")

1. This amendment shall be controlling and overrides any contradictory provision in the Contract.

2. The Contract will not be transferable except to the Company on surrender or settlement. It may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

3. The entire interest of the Owner/Annuitant in this Contract shall be nonforfeitable. The Owner shall be the Annuitant.

4. The annual purchase payment under a flexible premium contract will not exceed the lesser of:

           100% of the Owner/Annuitant's gross compensation (earned income) for the taxable year or $2,000 for an Owner/Annuitant under an Individual Retirement Annuity (IRA).

           15% of the Owner/Annuitant's gross compensation for the taxable year or $30,000 under a Simplified Employee Pension (SEP).

           15% of the Owner/Annuitant's gross compensation for the taxable year or $7,000 (as adjusted) under a Salary Reduction SEP.

5.  This Contract may not require fixed premiums.

6. No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

7. Purchase payments made pursuant to this Contract shall be from "compensation" of the Owner/Annuitant. "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to KEOGH plan). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2). For purposes of this definition, section 401(c)(2) shall be applied as if the term trade or business for purposes of section 1402 included service described in subsection (c)(6).

8. The entire interest (value of the annuity) of the individual for whose benefit the annuity is maintained (Owner/Annuitant) will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (required beginning date), in equal or substantially equal amounts, over (a) the life of the Owner/Annuitant, or the lives of such individual (Owner/Annuitant) and his or her designated beneficiary, or (b) a period not extending beyond the life expectancy of such individual (Owner/Annuitant), or the joint and last survivor expectancy of such individual (Owner/Annuitant) and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

9. All distributions made hereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

10. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the individual by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the individual and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated and may result in payments not continuing for life. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the individual attains


Form NY28677                                                                2/98
     ages 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

11. Before distributing an amount from the contract, the Company shall receive from the Owner/Annuitant a declaration in writing of the Owner/Annuitant's intention as to the disposition of the amount distributed, except in the case of the Owner/Annuitant's death or disability or attainment of age
     59 1/2.

12. With respect to any amount which becomes payable under this Contract, no provision of this Contract shall be applicable to the extent that it permits or provides for settlement of such amount in a manner other than as set forth in a, b, c, or d below:

     a.  To the Owner/Annuitant in one sum;

     b. To the Owner/Annuitant as a life annuity (which may provide for a term certain not extending beyond the life expectancy of the Owner/Annuitant);

     c. To the Owner/Annuitant and his/her designated beneficiary as a joint and survivor annuity (which may provide for a term certain not extending beyond the joint life and last survivor expectancy of the Owner/Annuitant and his/her designated beneficiary);

     d. To the Owner/Annuitant as an annuity certain not extending beyond the life expectancy of the Owner/Annuitant, or, if the Owner/Annuitant has a living designated beneficiary, the joint life and last survivor expectancy of the Owner/Annuitant and his/her designated beneficiary.

13. Any payment made under b, c, or d above shall be in equal or substantially equal amounts or units except for joint and survivor annuities which provide for reduced payments to a survivor.

14. If the Owner/Annuitant dies before the entire interest is distributed, the following distributions provisions shall apply:

     a. If the Owner/Annuitant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Owner/Annuitant's death.

     b. If the Owner/Annuitant dies before distribution of his or her interest begins, distribution of the Owner/Annuitant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Owner/Annuitant's death except to the extent that an election is made to receive distributions in accordance with 1) or 2) below:

         1) The Owner/Annuitant's interest is payable to a designated beneficiary, then the entire interest of the Owner/Annuitant may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Owner/Annuitant died.

         2) If the designated beneficiary is the Owner/Annuitant's surviving spouse, the date distributions are required to begin in accordance with 1) above shall not be earlier than the later of: A) December 31 of the calendar year immediately following the calendar year in which the Owner/Annuitant died or B) December 31 of the calendar year in which the Owner/Annuitant would have attained age 70 1/2.

     c. If the designated beneficiary is the Owner/Annuitant's surviving spouse, the spouse may treat the Contract as his or her own individual retirement arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from such Contract, or fails to elect any of the above provisions.

     d. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the individual's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Non-recalculation of the life expectancy for the non-spouse beneficiary may result in payments not continuing for life.

     e. Distributions under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Regulations.

15. If the Owner/Annuitant discontinues payments the Contract will remain in full force and effect. Any accrued interest on fixed Contracts will be applied to the Contract Value and any increases or decreases in the value


Form NY28877                                                                2/98
     of units under variable Contracts will be applied to the Contract Value. LL&A does not impose a penalty upon the Owner/Annuitant if the Owner/Annuitant resumes making purchase payments.

16. This Contract is for the exclusive benefit of the Owner/Annuitant and his/her beneficiary.

17. This Endorsement shall be amended from time to time if required to reflect any changes in the Internal Revenue Code, Internal Revenue Service regulations, or published revenue rulings. Such amendments shall be subject to the prior approval of the Insurance Department where the Contract and this Endorsement were delivered.

18. LL&A may not surrender this Contract in the event that Purchase Payments stop.

19. At least once each Contract Year, it is hereby agreed that LL&A shall mail to the Owner/Annuitant of this Contract a report which shall include a statement of the dollar value of such Contract. The report shall be mailed to the last address known to LL&A. The information in the report shall be as of a date not more than two months previous to the date of mailing the report.

20.  A Contingent Owner or a Joint Owner may not be named.


                  Lincoln Life & Annuity Company of New York


                         [LOGO for Kathleen A Gorman]

                     Kathleen Gorman, Assistant Secretary

Form NY28877                                                                2/98

                             ROTH IRA ENDORSEMENT

                  Made a part of the Contract to which it is
                          attached ("this Contract")


This Amendment is made a part of this annuity contract. Notwithstanding any other specific provisions in the contract to the contrary, the contract is amended to restrict the rights of the Owner or Annuitant and any beneficiary, and to limit the contributions, as follows:

1. The Owner may not transfer ownership of the contract, sell the contract, or assign or pledge the contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company or a former spouse of the Owner under a divorce decree or under a written instrument incident to that divorce.

2. The contract is established for the exclusive benefit of the Owner and the Owner's beneficiaries.

3.   The interest of the Owner in the contract is nonforfeitable.

4. Dividends, if applicable, will not be paid in cash but will be applied as contributions to the contract.

5. At least once each calendar year, the Company shall furnish the Owner or payee a report concerning the status of the contract.

6.   The contract will accept contributions only as follows:

     A. Contributions to this contract must be paid in cash and, except in the case of a trustee-to-trustee transfer from another Roth IRA, or in the case of a qualified rollover contribution, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRAs and IRAs held by the Owner. Contributions may be made without respect to the age of the Owner.

          The contribution limit for the taxable year is either (1) the lesser of $2,000 or 100% of compensation of the Owner for the taxable year, or (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the compensation of the Owner and the Owner's spouse for the taxable year less the spouse's contribution to a Roth IRA or IRA for the taxable year (if any).

          When the Owner's adjusted gross income (AGI) exceeds the applicable dollar limit (ADL; see description below), the annual contribution limit is reduced by the following amount --

          Annual
          Contribution x  Owner's AGI - ADL
                          -----------------
          Limit           $15,000 ($10,000 if the Owner is married)

          For purposes of this section, AGI does not include any amount included in gross income as a result of a rollover of an IRA to a Roth IRA and is reduced by any deduction under section 219 of the Code.

          The ADL is $150,000 for an Owner filing a joint return, $95,000 for an Owner filing a single return, and $-0- for a married Owner filing a separate return.

     B. A qualified rollover contribution described in section 408A(e) can be made only from (1) another Roth IRA or (2) another IRA, which is not a Roth IRA, and can be made from an IRA other than a Roth IRA only if the Owner's adjusted gross income for the taxable year of the rollover does not exceed $100,000.

Form NY29022 0598

7. The Owner's entire interest will be distributed in accordance with one of the following provisions, as elected:

    A.

       1) The Owner's entire interest will be paid by December 31 following the fifth anniversary of the Owner's death.

       2) If any portion of the Owner's interest is payable to a designated beneficiary and such beneficiary has not elected (1) above, then the entire interest which is payable to the beneficiary will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the contract.

       3) In applying the requirements of A(2) to any portion of the Owner's interest which is payable to the Owner's surviving spouse, the date on which the payments must commence is the later of (a) December 31 following the date the deceased Owner would have attained age 70 1/2 or (b) December 31 following the first anniversary of the Owner's death.

       4) If the designated beneficiary of the Owner is the Owner's surviving spouse, the spouse may treat the contract as the spouse's own Roth IRA. This election will be deemed to have been made if the surviving spouse makes a rollover or other contribution into this contract or if the surviving spouse has failed to satisfy one or more requirements described in (1) or (2). If the Owner's surviving spouse dies before distributions are required to begin under this section, the Owner's surviving spouse will be treated as having elected to make the Roth IRA his or her own Roth IRA.

    B. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the individual's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

8. This Endorsement may be amended from time to time to comply with the Internal Revenue Code in order to maintain its tax-qualified status as a Roth IRA.

                  Lincoln Life & Annuity Company of New York


                         [LOGO for Kathleen A. Gorman]

                     Kathleen Gorman, Assistant Secretary


Form NY29022 0598

                                                                       Exhibit 5
                  [LOGO OF AMERICAN LEGACY III APPEARS HERE]

                       (NY) Variable Annuity Application

                  Lincoln Life & Annuity Company of New York
                        Home office Syracuse, New York

================================================================================
                      Instructions: Please type or print.
 ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED BY THE CONTRACT OWNER.
================================================================================
1  Contract Owner

   -----------------------------------------------------------------------------
   Full legal name or trust name*

   -----------------------------------------------------------------------------
   Street address

   -----------------------------------------------------------------------------
   City                                                  State            Zip

   -----------------------------------------------------------------------------
   Trustee name*

   Social Security number/TIN     -  -
                             ------------

   Home telephone number        -
                             ------------

   Date of birth                           [_] Male [_] Female
                -------------------------
                  Month  Day  Year

   Date of trust*                          is trust revocable?*
                 ------------------------  [_] Yes  [_] No
                  Month  Day  Year

   Note: Maximum age of Contract Owner is 85.

  *This information is required for trusts
================================================================================
2a Annuitant (if no Annuitant is specified, the Contract Owner will be the Annuitant)

   -----------------------------------------------------------------------------
   Full legal name

   -----------------------------------------------------------------------------
   Street address

   -----------------------------------------------------------------------------
   City                                                  State            Zip

   Social Security number    -  -
                         ------------

   Home telephone number        -
                        -----------------

   Date of birth                           [_] Male [_] Female
                -------------------------
                  Month  Day  Year

   Note: Maximum age of Annuitant is 85.
================================================================================
2b Contingent Annuitant

   -----------------------------------------------------------------------------
   Full legal name

   Social Security number     -  -
                         -------------

   Note: Maximum age of Contingent Annuitant is 85.
================================================================================
3 Beneficiary(ies) of Contract Owner (List additional beneficiaries on separate sheet. If listing children, use full legal names.)

   ------------------------------------------  ---------------------------------
   Primary: Full legal name or trust name*     Relationship to Contract Owner

   --------------------------  --------------
      SSN/TIN                               %

   ------------------------------------------  ---------------------------------
   Primary: Full legal name                    Relationship to Contract Owner

   --------------------------  --------------
      SSN/TIN                               %

   ------------------------------------------  ---------------------------------
   Contingent: Full legal name or trust name   Relationship to Contract Owner

   --------------------------  --------------
      SSN/TIN                               %

   ------------------------------------------
   Executor/Trustee name*

   Date of trust*
                 ----------------------------
                   Month      Day      Year

   Is trust revocable?*  [_] Yes  [_] No

  *This information is required for trusts.
================================================================================
4  Type of Contract

   Nonqualified  [_] Initial Contribution,  OR  [_] 1035 Exchange

   Tax Qualified (must complete plan type):

   [_] Initial Contribution, Tax Year 19__  OR  [_] Transfer  OR  [_] Rollover

   Plan Type (check one):  [_] Roth IRA  [_] Traditional IRA

Form 28617NY 0198                  Page 1                   Litho in USA XXXXXXX
                                            (C) 1998 American Funds Distribution
                                                         Lit. No. LECIIIAP-001-0

--------------------------------------------------------------------------------
5a Allocation (this section must be completed)

Initial minimums:
  Nonqualified        $1,500
  Qualified           $1,000

The current allocation will apply to future contributions unless otherwise specified.

If no allocations are specified, the entire amount will be allocated to the Cash
Management Fund pending instructions from the Contract Owner.

----------------------------------------------------------
Please allocate my contribution of:
$____________________________ OR $________________________
  Initial contribution            Approximate amount from
                                  previous carrier
----------------------------------------------------------
INTO THE FUND(S) BELOW
----------------------------------------------------------
Use whole percentages

____________%  [Global Growth Fund]

____________%  [Global Small Capitalization Fund]

____________%  [Growth Fund]

____________%  [International Fund]

____________%  [Growth-Income Fund]

____________%  [Asset Allocation Fund]

____________%  [High-Yield Bond Fund]

____________%  [Bond Fund]

____________%  [U.S. Govt./AAA-Rated Securities Fund]

____________%  [Cash Management Fund]

____________%  [New World Fund]

____________%   Fixed Account

============%   Total (must = 100%)
----------------------------------------------------------
5b Dollar Cost Averaging (complete only if electing DCA)

$10,000 minimum required in the Holding Account
----------------------------------------------------------
Total amount to DCA:         $ _____________

       OR

MONTHLY amount to DCA:       $ _____________
----------------------------------------------------------
OVER THE FOLLOWING PERIOD:     _____________
                               MONTHS (6-60)
----------------------------------------------------------
FROM THE FOLLOWING HOLDING ACCOUNT (check one)

[ ]  DCA Fixed Account*
[ ]  Cash Management Fund
[ ]  U.S. Govt./AAA-Rated Securities Fund*
----------------------------------------------------------
INTO THE FUND(S) BELOW
----------------------------------------------------------
Use whole percentages             *The DCA holding account
                                   and the DCA fund elected
                                   cannot be the same.
____________%  [Global Growth Fund]

____________%  [Global Small Capitalization Fund]

____________%  [Growth Fund]

____________%  [International Fund]

____________%  [Growth-Income Fund]

____________%  [Asset Allocation Fund]

____________%  [High-Yield Bond Fund]

____________%  [Bond Fund]

____________%  [U.S. Govt./AAA-Rated Securities Fund*]

____________%  [Cash Management Fund*]

____________%  [New World Fund]

____________%   Fixed Account*

============%   Total (must = 100%)
----------------------------------------------------------

=====================================================================================================================
6 Automatic Bank Draft

  To: ___________________________________________________________________________________________ ATTACH VOIDED CHECK
      Bank name                                   ABA number

  ___________________________________________________________________________________________________________________
  Bank street address                            City               State          Zip

  Automated bank draft start date:  [ ][ ]     [ ][ ]     [ ][ ] ____________________________  $ ____________________
                                    Month    Day (1-28)    Year  Checking account number         Monthly amount

  I/We hereby request and authorize you to pay and change to my/our account checks or electronic fund transfer debits processed by and payable to the order of Lincoln Life & Annuity Company of New York, P.O. Box 2348, Fort Wayne, IN 46801-2348, provided there are sufficient collected funds in said account to pay the same upon presentation, it will not be necessary for any officer or employee of Lincoln Life & Annuity Company of New York to sign such checks. I/We agree that your rights in respect to each such check shall be the same as if it were a check drawn and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until you actually receive such notice. I/we agree that you shall be fully protected in honoring any such check or electronic fund transfer debit. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.

  _________________________________________ ________________________________  Date [ ][ ]  [ ][ ]  [ ][ ]
  Signature(s) EXACTLY as shown on bank records                                    Month    Day     Year

  _________________________________________ ________________________________
  Print full legal name(s)


--------------------------------------------------------------------------------
7  Automatic Withdrawal      $10,000 minimum account balance required.
                             Note: Withdrawals may no exceed 10% of total
                                   contract value per year.

   -----------------------------------------------------------          -----------------------------------------------------------
   [_] Please provide me with automatic withdrawals                     [_] Please provide me with automatic withdrawals
       based on 10% of total contract value                                 of $ ____________________________

   [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually     OR    [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually

   Begin withdrawals in [_____________]  [______]                       Begin withdrawals in [_____________]  [______]
                            Month         Year                                                   Month          Year
   -----------------------------------------------------------          -----------------------------------------------------------
   ELECT ONE:  [_] Do withhold taxes    [_] Do not withhold taxes

   ELECT ONE:  [_] Send check to address of record                OR    [_] Send check to the following alternate address:

   Note: If no tax withholding selection is made,
         taxes will be withheld.                                        -----------------------------------------------------------

   For direct deposit into your bank account,                           -----------------------------------------------------------
   an electronic fund transfer form must be completed
   and submitted with a voided check.                                   -----------------------------------------------------------

--------------------------------------------------------------------------------
8  Cross-Reinvestment

   To elect this option, please complete the appropriate form (available from your broker or financial planner).
--------------------------------------------------------------------------------
9 Replacement Will the proposed contract replace any existing annuity or life insurance contract?

   ELECT ONE: [_] No [_] Yes If yes, complete the 1035 Exchange or Qualified Retirement Account Transfer form.
   (Attach a replacement form.)

   ------------------------------------------------------
   Company name

   ------------------------------------------------------    -------------------
   Plan name                                                 Year issued
--------------------------------------------------------------------------------
10 Signatures

   All statements made in this application are true to the best of my knowledge and belief, and I agree to all terms and conditions as shown. I acknowledge receipt of current prospectuses for American Legacy III and American Variable Insurance Series and verify my understanding that all payments and values provided by the contract, when based on investment experience of the funds in the Series, are variable and not guaranteed as to dollar amount. Under penalty of perjury, the Contract Owner certifies that the Social Security (or taxpayer identification) number(s) is correct as it appears in this application.

   I understand and agree that acceptance of the annuity contract will mean acceptance of all of its terms and ratification of any changes noted on the Home Office Corrections and Additions endorsement to the application. Changes to items which may affect the benefits applied for must be agreed to by me in writing.


   -------------------------------------  -----------
   Signed at (city)                       State        Date:[_____] [___] [____]
                                                             Month   Day   Year
   --------------------------------------------------
   Signature of Contract Owner

   -------------------------------------  -----------
   Signed at (city)                       State        Date:[_____] [___] [____]
                                                             Month   Day   Year
   --------------------------------------------------
   Signature of Annultant (Annultant must sign if Contract Owner is a trust custodian)

--------------------------------------------------------------------------------
THE FOLLOWING SECTIONS MUST BE COMPLETED BY THE SECURITIES DEALER OR FINANCIAL ADVISER. Please type or print.
--------------------------------------------------------------------------------
11 Insurance in Force Will the proposed contract replace any existing annuity or life insurance contract?

   ELECT ONE:  [_] No   [_] Yes   If yes, please list the insurance in force on
   the life of the proposed Contract Owner and Annuitant(s):

   (Attach a replacement form.)

                                                                     $
   -----------------------------------------    -----------------    -----------
   Company name                                 Year issued          Amount
--------------------------------------------------------------------------------
12 Additional Remarks

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
--------------------------------------------------------------------------------
13 Dealer Information   Note: Licensing appointment with Lincoln Life & Annuity
                              Company of New York is required for this application to be processed. If more than one representative, please indicate names and percentages in Section 12.

   -------------------------------------------  [_][_][_] [_][_][_]-[_][_][_][_]
   Registered representative's name             Registered representative's
   (print as it appears on NASD licensing)      telephone number

   -------------------------------------------  [_][_][_]-[_][_][_]-[_][_][_][_]
   Client account number at dealer              Registered representative's SSN
   (if applicable)

   -----------------------------------------------------------------------------
   Dealer's name

   ---------------------------------------  -----------  ----------  ----------
   Branch address                              City        State         ZIP

   [_] CHECK IF BROKER CHANGE OF ADDRESS
--------------------------------------------------------------------------------
14 REPRESENTATIVE'S SIGNATURE

   The representative hereby certifies that he/she witnessed the signature(s) in section 10 and that all information contained in this application is true to the best of his/her knowledge and belief.

   ----------------------------------------------------------------------
   Signature
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Send completed application - with a check made payable to Lincoln Life & Annuity
                             Company of New York - to your investment dealer's home office or to:

                                                                 By Express Mail:
 [LOGO OF        Lincoln Life & Annuity Company of New York      Lincoln Life & Annuity Company of New York
 AMERICAN        Servicing Office                                Attention: American Legacy Operations
 LEGACY III      P.O. Box 2348                                   1300 South Clinton Street
 APPEARS HERE]   Fort Wayne, IN  46801-2348                      Fort Wayne, IN   46802
                 800-942-5500

                                    Page 4